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LIQUIDMETAL
 TECHNOLOGIES
                                                                    News Release


FOR IMMEDIATE RELEASE
---------------------

CONTACT: John Nesbett/Dian Griesel             David Townsend
         The Investor Relations Group          Liquidmetal Technologies
         (212) 825-3210                        (813) 314-0280


           Liquidmetal Technologies Appoints New Independent Auditor; Announces Modified Management Structure and New Board Member

         LAKE FOREST, CA, May 24, 2004--- Liquidmetal(R) Technologies, Inc. (NASDAQ: LQMTE) today announced the appointment of a new independent auditing firm. The company also announced modifications to its management structure and the election of a new Board member.

Appointment of New Accounting Firm
----------------------------------

         The Audit Committee of the company's Board of Directors has appointed Stonefield Josephson, Inc. as the company's independent auditor. Headquartered in California, Stonefield Josephson is a 100-person certified public accounting and business advisory firm founded in 1975 and serving public and privately held clients throughout the United States and internationally. The firm was among the nation's first accounting firms to be registered and approved by the Public Company Accounting Oversight Board (PCAOB) and presently represents over 80 SEC-reporting public company clients. In addition, as a member of DFK International, Inc., Stonefield Josephson provides global reach for its clients through a network of international DFK-affiliated accounting, financial and business advisory firms.

Management and Board Changes
----------------------------

         The company announced the following management and Board changes:

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o             John Kang, Chairman, President and Chief Executive Officer, has
              proposed to the Board of Directors that the company implement an interim modified management structure for such period of time as required to complete the company's audit with the new independent audit firm and to resolve any outstanding issues related to Kang's personal stock transaction with Growell Metal Co., Ltd. Accordingly, Kang has advised the Board of his intention to resign from the office of President and CEO upon the appointment of an interim successor to these positions. The Board accepted Kang's recommendation and has appointed a special committee of directors to immediately begin a search for a qualified candidate to serve as interim president and CEO.

o Vincent Addonisio has been elected to the company's Board of Directors, replacing David Browne, who has stepped down from the Board effective May 20, the date on which his Board term was originally scheduled to end. Addonisio has also been elected to serve as Lead Independent Director of the Board.

              Addonisio, 49, is President and CEO of Regency Strategic Advisors, Inc., a firm he founded to advise select corporate clients on strategy, operational improvement, profit enhancement, business development, and mergers and acquisitions. Previously, he served as a director, executive vice president and chief administrative officer for IMRglobal Corp., a company he helped guide through initial and secondary public offerings, 50 percent annual revenue growth, and worldwide expansion through 13 acquisitions before it was acquired in 2001. Prior to joining IMRglobal, he was a director, executive vice president and chief financial officer for ABR Information Services, which he also helped lead through initial and secondary public offerings, strategic acquisitions, and growth in market capitalization from $40 million to over $1 billion. A CPA, Addonisio began his career with an international accounting firm and subsequently joined W.R. Grace, where he held positions of progressive


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              management responsibility. He holds a BS degree in accounting, with honors, from the State University of New York at Binghamton and earned an MBA from Georgia Institute of Technology in Atlanta, graduating summa cum laude.

              As Lead Independent Director, Addonisio's responsibilities will principally include working with the Board chairman in scheduling Board meetings, preparing Board meeting agendas, establishing Board policies and advising on Board committee composition; assisting the Board, its Corporate Governance Committee and officers of the company in ensuring implementation and compliance with existing or future corporate governance policies and guidelines; and generally ensuring the quality, quantity and timeliness of information flow by the company to its independent directors.

         Commenting on the new audit firm appointment, Chairman Kang stated, "Stonefield Josephson is a highly skilled, experienced accounting firm committed to thoroughly but expeditiously completing the company's restatement process and 2003 audit. We look forward to those events, as they will allow management and the Board to fully focus on the company's ongoing operating progress and growth opportunities in 2004. As noted in our May 13 announcement, revenues for the 2004 first quarter ended March 31 will be within the range of previous guidance of $3.5 to $4.0 million, before including an expected $2.5 million revenue benefit related to the restatement. "

         Commenting on the Board changes, Kang said, "Vincent Addonisio is an excellent addition to the Board. He brings extensive leadership experience in finance, operations and strategic planning with high-growth companies and is moving quickly to deliver value to the Board during this challenging time for the company. We also thank Dave Browne for his dedicated service. Due to other significant business demands, Dave had previously advised the Board of his intentions to step down in May, at the originally scheduled expiration of his Board term. In honoring that commitment, we wish him much success in his full-time business endeavors."

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         Addonisio stated, "I am very pleased to join the Board and look forward to helping management navigate the company through its current challenges and onto more productive measures to build sustainable, long-term value for our shareholders. Separating the positions of Chairman and CEO is clearly intended to help the company focus on bringing the current audit process to a successful conclusion, while also ensuring that operating improvements realized to date in 2004 maintain or gain momentum in the months ahead. The Board is dedicated to expeditiously concluding the restatement and audit processes, as well as to effectively aligning the management structure to order to provide appropriate leadership in all areas of the company."

Nasdaq Notification of Late 10-Q Filing
---------------------------------------

         The company also reported it has received a notification letter from The Nasdaq Stock Market acknowledging that, in addition to the previously announced delinquency of its Form 10-K filing for the year ended December 31, 2003, the company is delinquent in filing its Form 10-Q for the three-month period ended March 31, 2004 with the Securities and Exchange Commission and Nasdaq, as required by Marketplace Rule 4310(c)(14). Both delinquencies will be considered at the company's previously announced hearing before a Nasdaq Listing Qualifications Panel on May 27. The company requested the hearing after receiving a Nasdaq notice on April 28 of its potential delisting from the Nasdaq National Market due to its delinquent 10-K filing. The company intends to present a detailed plan to Nasdaq for achieving the requirements for continued listing at the May 27 hearing.

About Liquidmetal Technologies, Inc.
------------------------------------

Liquidmetal Technologies, Inc. (www.liquidmetal.com) is the leading developer, manufacturer, and marketer of products made from amorphous alloys. Amorphous alloys are unique materials that are characterized by a random atomic structure, in contrast to the crystalline atomic structure possessed by ordinary metals and alloys. Bulk Liquidmetal(R) alloys are two to three times stronger than commonly used titanium alloys, harder than tool steel, and relatively non-corrosive and wear resistant. Bulk Liquidmetal alloys can also be molded into precision net-shaped parts similar to plastics, resulting in intricate and sophisticated engineered designs. Liquidmetal Technologies is the first company to produce amorphous alloys in commercially viable bulk form, enabling significant improvements in products across a wide array of industries. The combination of a super alloy's performance coupled with unique processing advantages positions Liquidmetal alloys for what the company believes will be The Third RevolutionTM in material science.

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This press release may contain "forward-looking statements" that involve risks and uncertainties, including statements regarding our anticipated financial results, as well as our plans, future events, objectives, expectations, forecasts, and the assumptions on which those statements are based. Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as "believe," "estimate," "project," "expect," "intend," "may," "anticipate," "plans," "seeks," and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements. These risks and uncertainties include: the ongoing restatement process and any further adjustments that may be part of the restatement; the outcome of Nasdaq's staff determination and possible delisting of the company's securities; pending litigation against the company and its potential outcome; our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer's products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings). Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.





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